Exhibit 10.7

SUSI, LLC LEASE AGREEMENT

This lease agreement is made and entered into this 17th day of January, 2014 by and between Susi, LLC, A Florida limited liability company, herein after referred to as “Landlord”, and Iradimed Corporation hereinafter referred to as “Tenant”.

WITNESSETH:

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the approximately 23,400 sq ft entire single story building, herein after known as the “Premises”, located at 1025 Willa Springs Drive herein after known as the “Building”, City of Winter Springs, County of Seminole, State of Florida, on the following terms and conditions:

1 - TERM. To have and to hold the above described Premises for a term commencing on the 1st day of June 2014, to and including the 31st day of May, 2019. Thereafter, the Lease shall automatically renew, if so provided in Section 36 hereof, unless Tenant provides notice to Landlord as set forth in Section 36.

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2. RENT. Landlord here leases to Tenant and Tenant hereby leases from Landlord the Premises described above for the Term set forth in Paragraph 1 above at an annual rent of - Three Hundred Ninety One Thousand and no/100 dollars ($ 391,000) payable in equal monthly installments in advance on the first day of each month (excepting the first month’s rent payable upon execution of this lease) at the office of Landlord or such other place as Landlord may designate, without any set off or deduction whatsoever, at the monthly rate, during the first year, of Thirty Two Thousand, Five Hundred eighty Three and 33/100 dollars ($32,583.33) plus applicable sales tax.

In the event that all rent has not been received by the Landlord by the 10th day of each month during the lease term, a late charge of 5% of all past due amounts will be assessed.

3. ADJUSTMENTS TO RENT. Commencing at the end of the first full year of the original term of this Lease, the rental amount provided in Paragraph 2 above shall be adjusted annually in accordance with the Consumer Price Index as published by the Bureau of Labor Statistics of the U.S. Department of Labor. Such adjustment shall be computed as follows:

(a) The percentage of which the Price Index available as of the commencement date of the year in which the annual adjustment is to be made differs from the Price Index as of the commencement date of the next preceding year shall be multiplied by the annual minimum rental rate for the lease year preceding the year in which the adjustment is to be made; the product shall be added to such preceding lease year’s annual minimum rental for the lease year in which such adjustment is to be made.

(b) In no event shall the minimum rental for any calendar year be less than the annual minimum rental of the immediately preceding year.

(c) The minimum rental as adjusted pursuant to the provisions of this paragraph shall be payable in equal monthly installments in advance on the first day of each month during the lease year or part thereof for which such adjustment was made.

(d) In the event that there is any substantial change in the method by which the Price Index is computed, then, for the purposes of this Lease, the Price Index shall be adjusted to the figure which would have resulted had no change occurred in the manner in which such Price Index was computed. In the event such Price Index shall become unavailable, Landlord shall have the right to choose a substitute index which shall be reliable governmental or other nonpartisan publication evaluating substantially the same information as previously used in determining the Price Index.

4 - INCREASED TAXES AND INSURANCE, ETC. Tenant agrees to pay, without demand, set off, or deduction, the following:

(a) The proportionate share, determined by square footage of total Building, of all taxes imposed on the Premises during the Term of the Lease, in excess of, and over and above, those assessed or imposed during the first year of making this Lease. Same shall be paid by the Tenant to the Landlord as additional rent on or before sixty (60) days from date of delivery by Landlord of notice to the Tenant concerning such increase.

(b) All increases in fire insurance premiums on the Premises due to an increase in the rate of fire insurance in excess of the rate on the premises during the first year of making this Lease shall be paid as provided in “(a)” above.

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5 - OCCUPANCY. Tenant shall use and occupy the Premises for the normal performance of it’s business as a medical device manufacturer, and for no other purpose.

6 - ALTERATIONS. Tenant shall make no changes in or to the Premises of any nature without Landlord’s prior written consent. Subject to the prior written consent of the Landlord, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the Premises by using contractors or mechanics first approved by Landlord. All fixtures and all paneling, partitions, railings and like installations, installed in the Premises at any time, either by Tenant, or by Landlord in Tenant’s behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Premises unless Landlord by notice to Tenant no later than twenty (20) days prior to the date fixed as the termination of this lease elects to have them removed by Tenant, in which event, the same shall be removed from the Premises by Tenant forthwith, at Tenant’s expense.

7 - EXAMINATION AND ACCEPTANCE OF PREMISES. Tenant, having examined the Premises, is familiar with the condition thereof and relying solely on such examination will take them in their present condition, unless otherwise expressly agreed in writing. Tenant acknowledges that the Premises have been received in thoroughly good order, rentable condition and repair, of which the execution of this Lease and taking possession thereunder shall be conclusive evidence and that no representation as to the condition of the Premises has been made by the Landlord, or Landlord’s agents and that no obligation as to the repairing, adding to, or improving the Premises has been assumed by the Landlord, and that no oral arrangements have been entered into in consideration of making this Lease and that said Lease contains a full statement of the obligation of both parties hereto.

8 - MAINTENANCE AND REPAIRS / AIR CONDITIONING - HVAC.

(a) Tenant agrees, at its own cost, to replace promptly any and all plate glass or other glass in the Premises which may become broken, using glass of the same kind and quality. Tenant also agrees to maintain and replace any and all door, exterior and interior, in the Premises as needed.

(b) Tenant shall, at its own expense, keep and maintain all of the Premises and appurtenances thereof, including, without limitation, heating and air-conditioning systems, ductwork, vents and filters, water and sewer systems, electrical, lighting, bulbs, ballasts, machinery, fixtures, plumbing, plumbing fixtures and equipment, in good order and repair throughout the Term of this Lease and any extensions and renewals thereof, including, without limitation, maintaining the Premises in a neat, orderly and attractive retail condition including all paint, wallpaper, carpet and other flooring, and to keep the Premises free of all insects, rodents and other pests. Tenant shall be liable to Landlord for any damage or injury which may be caused by or resulting from the Tenant’s failure to fully comply with all the terms and conditions contained herein.

(c) The Tenant shall provide for exterior maintenance and repairs of the common areas within the Building in accordance with generally accepted good practices. The Tenant shall, during the Term of this Lease, keep the Premises in as good a state of repairs it is at the time of the commencement of this Lease, reasonable wear and tear excepted.

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9- UTILITIES.

(a) The Tenant will promptly pay all water and electric rates or charges which may become payable during the Term of this Lease for the water and electricity reasonably used by the Tenant on the Premises. Landlord may have a separate power meter installed that regulates the electric power going to Tenant’s Premises only. At the time the meter is installed, Tenant will make the required deposit to the Power Company and from then on, promptly pay the electric rates and charges that become payable during the Term of the Lease. Tenant covenants and agrees that it will keep all doors and windows in and to the Premises closed (except for ordinary customer ingress and egress) at such times as heating and/or air conditioning is operating.

(b) Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the Building or the risers or wiring installations and Tenant may not use any electrical equipment which, in Landlord’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other Tenants of the Building. The change at any time of the character of electric service shall in no way make Landlord liable or responsible to Tenant, for any loss damages or expenses which Tenant may sustain.

10. - INTERRUPTION OF SERVICE. Landlord does not warrant that any services to be provided by Landlord will be free from interruption due to causes beyond Landlord’s reasonable control. In the event of temporary

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interruption of services or unavoidable delay in the making of repairs, the same shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises nor render Landlord liable to Tenant for damage by abatement of rent or otherwise, nor shall the same relieve Tenant from performance of Tenant’s obligations under this Lease.

11 - INJURY OR DAMAGE TO PROPERTY ON PREMISES. All property of any kind that may be on the Premises during the Term or continuance of this Lease shall be at the sole risk of Tenant, and except for any gross negligence of the Landlord, the Landlord shall not be liable to the Tenant or any other person for any injury, loss or damage to property or to any person on the Premises.

12 - FIRE AND OTHER HAZARDS. In the event that the Premises, or the major part hereof, are destroyed by fire, lightning, storm or other casualty, the Landlord, at its option, may forthwith repair the damage to such Premises at its own cost and expense. The rental thereon shall cease as to that portion of the Premises so destroyed until the completion of such repairs and the Landlord will immediately refund the pro rata part of any such rentals paid in advance by the Tenant prior to such destruction; should the Premises be only partly destroyed, so that the major part thereof is usable by the Tenant, then the full rental shall not abate, and such injury or damage shall be restored by the Landlord as speedily as is practicable. If Landlord elects not to rebuild the Premises then this Lease shall terminate.

13. CONDEMNATION OF PREMISES. It is agreed that if the Premises, or any part thereof, or the whole or any part of the Building of which they are a part, shall be taken for any street or other public use by right of eminent domain so as to be thereof unfit for use, then the rent due, or a proportionate share thereof (according to the nature and extent of the damage sustained by the Premises) shall be abated until the Premises shall have been fully repaired or restored by the Landlord. In the event of such taking, the Tenant may, however, elect to terminate this lease in its entirety if the Landlord is unable or unwilling to repair or to restore the Premises in a tenantable condition for the use of the Tenant within sixty (60) days of the date of such taking. If the taking be partial, then the Tenant’s rental shall be reduced in the portion which the net rentable space taken bears to the net rentable space originally leased. In such condemnation proceedings Tenant may claim compensation for the taking of any removable installation which by the terms of this Lease Tenant would have been permitted to remove at expiration of the Lease, but Tenant shall be entitled to no additional award it being agreed that all damages allocable to full fee simple ownership of Premises shall in any event to be payable to Landlord. Tenant hereby waives any right it may have to such proceeds and agrees to execute such instruments as may be requested by Landlord to effectuate this paragraph.

14 - EXPIRATION OF TERM. At the expiration of the Term, the Tenant will peaceably yield up to the Landlord the Premises in good and tenantable repair. All fixtures and/or equipment as shall have been installed in the Premises by the Tenant so as to be affixed thereto may not be removed by Tenant at the expiration or termination of this Lease; provided, however, if prior to the expiration or termination of this Lease, or within fifteen (15) days thereafter, the Landlord so directs, the Tenant shall promptly remove the fixtures and/or the equipment which were installed in the Premises by the Tenant and which are designated in said notice and repair any damage occasioned by such removal.

15 - ASSIGNMENT AND SUBLETTING. The Tenant shall not assign this Lease, nor sublet the Premises or any part thereof without the express written consent of Landlord, which consent may be denied or granted in the sole and absolute discretion of Landlord.

16 - SECURITY DEPOSIT. Tenant shall, upon the execution of this Lease, deposit with Landlord as security for the payment of rent and the performance of all other covenants to be performed by Tenant, the sum of zero ($0) dollars. Said security deposit shall be non-interest bearing. If Tenant defaults in the payment of any monthly rental installment, or fails to perform any other covenant within three (3) days after receipt of written demand therefor, Landlord, at its option, may apply sufficient sums from the security deposit towards payment thereof. If Landlord elects to so apply the security deposit, Tenant shall be obligated to immediately replenish the security deposit for the amount so applied by Landlord. The total security deposit shall be held by Landlord until expiration of the initial term or until expiration of any renewal term if any renewal option which exists is exercised, and the unused portion of the security deposit shall be refunded by Landlord to Tenant at the end of the Term of this Lease or any renewal thereof. Provided, however, the Landlord may hold the security deposit for a period of thirty (30) days following surrender of the possession of the Premises, and may deduct from the amount refunded any rental due and payable, the costs of repairing any damage or replacing any damaged portion of the Premises or of the Building or other real estate of which the Premises form a part and the costs of cleaning the same if the Tenant fails to do so prior to

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surrender of possession. Provided, however, said Security Deposit does not constitute a limitation of any kind to a claim by Landlord against Tenant for nonpayment of rentals or other sums under this Lease or for costs of repair, replacement and cleaning of the Premises as discussed herein. In the event proceedings begin it is agreed that the Security Deposit held hereunder shall be deemed to be applied first to rent and other charges first due to Landlord for all periods prior to the filing of any such proceedings. The security deposit shall not be applied to rent except upon approval of Landlord.

17 - SIGNS. Tenant shall not install signs in windows and doors of the Premises, or any other part of the Building or grounds, without first securing Landlord’s written consent. Any signs installed by Tenant with Landlord’s permission shall be maintained in good repair and shall be removed by Tenant at the expiration of this Lease at Tenant’s expense and the Premises shall be restored by Tenant.

18 - RIGHT TO INSPECT. The Landlord at all reasonable times, may enter into and upon the Premises for the purpose of inspection, making repairs or alterations as required hereunder. In exercising such right, the Landlord shall use reasonable efforts to not unduly interfere with the Tenant’s business.

19 - DEFAULT.

(a) If Tenant defaults in the prompt payment of rent and such default shall continue for three (3) days after notice thereof shall have been given to the Tenant; or if Tenant defaults in the performance or observance of any other provisions of this Lease, including Exhibit “A” attached, and such other default shall continue for five (5) days, after notice thereof shall have been given to Tenant; or if the leasehold interest of Tenant be levied upon under execution or attached by process of law; or if Tenant abandons the leased Premises; then and in any such event Landlord, if it so elects forthwith, or at any time thereafter while such default continues, either may terminate Tenant’s right to possession without terminating this Lease, or may terminate this Lease.

(b) Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of the Tenant’s right to possession without termination of the Lease, the Tenant shall surrender possession and vacate the Premises immediately and deliver possession thereof to the Landlord.

(c) Tenant shall be deemed to have abandoned the Premises if rent is not currently paid and Tenant is absent from the Premises for a period of fifteen (15) days. If the Tenant abandons the Premises or defaults hereunder in any respect or otherwise entitles the Landlord so to elect, and if the Landlord elects to terminate the Tenant’s right to possession only without terminating the Lease, the Landlord may, at the Landlord’s option, enter into the Premises, remove the Tenant’s signs and other evidences of tenancy, and take and hold possession thereof as provided in the first paragraph of this Paragraph 19, without such entry and possession terminating the Lease or releasing the Tenant, in whole or in part, from the Tenant’s obligations to pay the rent hereunder for the full term. Upon and after entry into possession without termination of the Lease, the Landlord may relet the Premises or any part thereof for the account of the Tenant to any person, firm or corporation other than the Tenant for such rent, for such time, and upon such terms as the Landlord, in the Landlord’s sole discretion, shall determine. In any such case, the Landlord may make repairs in or to the Premises, and redecorate the same to the extent deemed by the Landlord necessary or desirable and the Tenant shall, upon demand, pay the cost thereof together with the Landlord’s expenses of reletting. If the consideration collected by the Landlord upon any such reletting for the Tenant’s account is not sufficient to pay the full amount of unpaid rent reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating, and the Landlord’s expenses, the Tenant shall pay to the Landlord the amount of each deficiency upon demand.

(d) Tenant shall pay all Landlord’s costs, charges and expenses, including the fees of counsel, agents and other retained by Landlord, incurred in enforcing any of Tenant’s obligations hereunder or incurred by Landlord in any litigation including bankruptcy or insolvency proceeding, negotiation or transaction in which Tenant causes Landlord to become involved or concerned.

(e) If Tenant violates any of the terms and provisions of this Lease, or defaults in any of its obligations hereunder, other than the payment of rent or other sums payable hereunder, such violation may be restrained or such obligation enforced by injunction.

(f) Tenant agrees that it will promptly pay said rent at the times above stated; that, if any part of the rent remains due and unpaid for three (3) days after notice thereof shall have been given to the Tenant, Landlord shall have the option of declaring the balance of the entire rent payable during the term of this Lease to be immediately due and payable, and Landlord may then proceed to collect all of the unpaid rent called for by this Lease by distress or otherwise.

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20 - INDEMNITY - LIABILITY INSURANCE.

(a) Tenant shall indemnify and save harmless Landlord from and against any and all claims for damages to goods, wares, merchandise and property in and about the Premises and from and against any and all claims for any personal injury or loss of life in and about the Premises.

(b) Tenant shall maintain in full force, during the term of this Lease, a policy or policies of comprehensive general liability insurance, in a form reasonably satisfactory to Landlord, written by one or more responsible insurance companies licensed to do business in the State of Florida, which will insure Tenant and Landlord and shall list Landlord as an additional insured.. The coverage under such insurance shall not be less than one million dollars ($1,000,000.00) combined single limit for any accident involving Bodily Injury and Property Damage.

(c) Tenant shall maintain full insurance coverage for any and all damage or Ioss to plate glass windows on or within the Premises.

(d) Tenant shall deposit with Landlord copies or certificates of all policies required to be obtained by Tenant under this Lease, including an endorsement which states that such insurance shall not be canceled except after thirty (30) days notice in writing to Landlord and which lists Landlord as an additional insured..

21 - NOTICES. All notices required to be served upon the Landlord shall be served by registered or certified mail, return receipt requested at:

Susi, LLC

4099 Scarlett Iris Place

Winter Park, Florida 32792

or any other change of address that may be made from time-to-time, and all notices required to be served upon the Tenant shall be served by registered or certified mail, return receipt requested at the address of the Tenant as follows:

Iradimed Corporation

7457 Aloma Ave.

Winter Park, Fl. 32792

Or

1025 Willa Springs Dr.

Winter Springs, Fl.

Facsimile No. 407 677-5037

All such notices shall be deemed to have been duly given, delivered or served if and when deposited with the United States Post Office, postage prepaid, whether evidence of delivery received is obtained or not obtained. Alternatively, notice shall be deemed to be delivered to Tenant if hand delivered to Tenant, an employee of Tenant, or left at Premises.

Notwithstanding anything contained in this Lease to the contrary, for purposes of the notice requirement set forth in Section 83.20(2), Florida Statutes, delivery of such notice shall be deemed to have been fully given, made, sent, and received upon hand delivery to the Premises, or upon telecopy transmittal to Tenant at Tenant’s telecopier or facsimile number provided in Section 1 or at the Premises, or one (1) day after being deposited with Federal Express or other similar overnight delivery service addressed to Tenant’s notice address as provided above. The failure to deliver a copy of the notice required pursuant to Section 83.20(2), Florida Statutes to any part entitled to receive copies of notices under this Lease shall not affect the validity or effectiveness of the method of service or the service or delivery of such notice.

22 - SUBORDINATION. This Lease is subject and subordinate to all mortgages which may now or hereafter affect the Premises or the Building of which it forms a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee. In confirmation of such subordination, Tenant shall execute promptly any subordination agreement and/or any estoppel certificate that Landlord or Landlord’s lender, if any, may request. In the event that Tenant fails to fully execute and return to Landlord any such subordination agreement and/or estoppel certificate within ten (10) days of request to Tenant by Landlord, the Tenant hereby appoints the Landlord as Tenant’s lawful attorney-in-fact and in such capacity hereby authorizes the Landlord to complete, execute and deliver any such estoppel certificate and/or subordination agreement in Tenant’s stead and on Tenant’s behalf. This power of attorney shall remain in full force and effect during the term of this lease and may not be revoked,

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modified or terminated by Tenant during such time period without a written amendment to this lease executed by the Landlord and the Tenant.

23 - RIGHTS RESERVED TO LANDLORD. Landlord shall have the following rights exercisable without notice and without liability to Tenant:

(a) To have pass keys to the Premises.

(b) To approve the weight, size and location of safes and other heavy articles or equipment to be located in or about the Premises by Tenant or others.

(c) At any time or times to decorate and to make, at Landlord’s own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Premises, or any part of the Building and to perform any acts related to the safety, protection and reservation thereof, and during such operations to take into and through the Premises or any part of the Building all material and equipment required and to close or temporarily suspend operation of entrances, doors, corridors or others facilities, provided that Landlord shall cause as little inconvenience or annoyance to Tenant as is reasonably necessary in the circumstances, and shall not do any act which permanently reduces the size of the Premises. Landlord may do any such work during ordinary business hours and Tenant shall pay Landlord for overtime and other expenses incurred if such work is done during other hours at Tenant’s request.

24 - LIENS. Tenant agrees that it will make full and prompt payment of all sums necessary to pay for the costs of all repairs and permitted alterations, renovations, improvements, changes and other work done by Tenant in or to the Premises and further agrees to indemnify and save harmless Landlord and each Mortgagee from and against any and all costs and liabilities incurred by Landlord and each Mortgagee and against any and all construction, materialman’s, laborer’s and other statutory or common law liens arising out of or from such work, or the cost thereof, which may be asserted, claimed or charged against all or any part of the Premises or any portion thereof. Notwithstanding anything to the contrary set forth in this Lease, the interest of Landlord in all or any part of the Premises shall not be subject to any liens of any kind for improvements or work made or done by or at the instance of Tenant, whether or not the same shall be made or done with the permission or by agreement between Tenant and Landlord, and this Lease expressly prohibits any construction, materialman’s, laborer’s or other statutory or common law liens for improvements or work made or done by or at the instance of Tenant, or concerning which Tenant is responsible for payment under the terms hereof or otherwise. Tenant hereby agrees to put all persons dealing with or contracting with Tenant or any contractor of Tenant on notice and all persons dealing with or contracting with Tenant or any contractor of Tenant are hereby put on notice of these provisions. In the event any notice, claim or lien shall be asserted or recorded against the interest of Landlord in the Premises, or any portion thereof, on the account of or extending from any improvement or work made or done by or at the instance of Tenant, or any person claiming by, through or under Tenant, or from any improvement or work the cost of which is the responsibility of Tenant, then Tenant agrees to have such notice, claim or lien canceled, discharged, released or transferred to other security in accordance with applicable Florida Statutes within ten (10) days after notice from Landlord to Tenant, and failure to do so shall be an Event of Default. Tenant agrees to join Landlord in the execution of a short form lease to be recorded in the Public Records of County in which the Premises is located for the purpose of giving constructive notice of the provisions of this paragraph. Such short form lease shall authorize and permit Landlord to record a termination thereof, without the joinder thereof by Tenant, for the sole and limited purpose of terminating the short form lease, of record, but such termination shall not terminate this Lease or affect or modify the provisions hereof.

25 - WAIVER OF DEFAULTS. The waiver by the Landlord of any breach of this Lease by the Tenant shall not be construed as a waiver of any subsequent breach of any duty or covenant imposed by this Lease.

26 - DEFINITION OF TERMS.

(a) The terms “Lease”, “Lease Agreement”, or “Agreement”, shall be inclusive of each other and shall also include any renewals, extensions or modifications of this Lease.

(b) The terms “Landlord” and “Tenant” shall include the successors and assigns for the parties hereto.

(c) The singular shall include the plural and the plural shall include the singular whenever the context so requires or permits.

27 - RULES AND REGULATIONS. Tenant shall in all respects comply with and abide by the Rules and Regulations set forth by Landlord, and all amendments and additions thereto which may, from time to time, be made by Landlord.

Tenant shall comply with all applicable laws, ordinances, governmental orders or regulations and applicable orders or directions from any public office or body having jurisdiction, whether now existing or hereinafter enacted

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with respect to the Premises and the use or occupancy thereof. Tenant shall not make or permit any use of or improvement to the Premises which directly or indirectly is forbidden by law, ordinance, governmental regulations or order or direction of applicable public authority, which may be dangerous to persons or property or which may constitute a nuisance.

28 - CANCELLATION OF PREVIOUS LEASE. Upon the commencement of this Lease Agreement, all previous leases between Landlord and Tenant, if any, shall be terminated.

29 - GUARANTY. The Undersigned “Guarantor”, if indicated, individually (and jointly and severally, if more than one) hereby guarantees the payment of Rent and each and every of the covenants and obligations of the Tenant hereunder. Landlord, at its option, shall have the full right to proceed directly against the Guarantor hereunder without taking any action as provided in this Lease against the Tenant.

30 — RESTRICTION ON BEER, WINE & LIQUOR. Tenant is hereby restricted from selling beer, wine or liquor for take out or off-site consumption. Tenant may not sell or make available any beer or wine that could be taken out of Tenant’s Premises. Also, the Premises shall Never be used for a grocery store, delicatessen, or for the sale of motor fuels. Landlord shall have all rights that may be available at law or in the equity under Florida law to enforce this restriction (including suit for injunctive relief.) In any enforcement or for damages resulting from violation of this restriction, the Landlord shall be entitled to recover from the Tenant it’s costs and reasonable attorney’s fees.

31 - RADON GAS. Radon is a naturally occurring gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your public health unit.

32 - ABANDONMENT. If during the term of this Lease Tenant shall abandon, vacate or remove from the Premises the major portion of the goods, wares, equipment, or furnishings usually kept on the Premises, or shall cease doing business in the Premises, or shall suffer the rent to be in arrears, Landlord may, at its option, cancel this Lease, in the manner stated in this Lease hereof, or Landlord may enter the Premises as agent of said Tenant, by force or otherwise, without being liable in any ways therefore, and relet the Premises with or without any furniture that may be therein, as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the rent therefore, applying same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses of Landlord of such reletting, Tenant shall pay any deficiency upon demand.

33 - BANKRUPTCY. It is agreed between the parties hereto that if Tenant shall be adjudicated a bankrupt or an insolvent or take benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law, or if Tenant’s leasehold interest under this lease shall be sold under any execution or process of law, or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under Federal or State laws), or if said Premises shall be abandoned or deserted, or if Tenant shall fail to perform any of the covenants or conditions of this Lease on Tenant’s part to be performed, or if this Lease or the Term thereof be transferred or pass to or devolve upon any persons, firm, officer or corporation other than Tenant, by death of the Tenant, operation of law or otherwise, then and in any such event this Lease and the Term of this Lease, at Landlord’s option, shall expire and end five days after Landlord has given Tenant written notice (in the manner herein above provided) of such act, condition of default and Tenant hereby agrees immediately then to quit and surrender said Premises to Landlord; but this shall not impair or affect Landlord’s right to maintain summary or other proceedings for the recovery of the possession of the Premises in all cases provided by law. If the Term of this Lease shall be so terminated, Landlord may immediately or at any time thereafter reenter or repossess the Premises and remove all persons and property therefrom without being liable for trespass or damages. Landlord may elect to accept rent from such receiver, trustee, or other judicial officer during the Term of their occupancy in their fiduciary capacity without affecting Landlord’s rights as contained in this Lease, but no receiver, trustee, or other judicial officer shall ever have any rights, title or interest in or to the Premises by virtue of this Lease.

34 - WRITTEN AGREEMENT. This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Premises, or of the remainder of the Term of this Lease, shall be valid unless accepted by Landlord in writing.

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35 - TIME. It is understood and agreed between the parties hereto that time is of the essence of all the terms and provisions of this Lease.

36 - RENEWAL OPTIONS. Provided Tenant is not in default of any of the provisions of this Lease, Tenant may renew this lease as described below:

(a) At the end of each Lease Term during the year 2019 and 2024 (Two additional renewals). ________

(b) If a Renewal Option is set forth in paragraph 36 (a) above, then this Lease will be automatically renewed and extended for the term set forth in the Renewal Option unless Tenant gives to Landlord, at least ninety (90) days before the term of this Lease (or any renewal or extension) expires, written notice that this Lease shall not be so renewed. If there is no Renewal Option set forth above, or if any and all Renewal Options have been exercised or renewed, then this Lease will be automatically renewed for successive Terms of one (1) year each unless Tenant gives to Landlord, at least ninety (90) days before the Term of this Lease (or any renewed or extended Term) expires, written notice that this Lease shall not be so renewed. Notwithstanding the above, Landlord shall have the right to prevent any automatic renewal of this Lease, by giving Tenant written notice of termination of the Lease at the end of the then current term, which notice shall be given at least thirty (30) days prior to the end of the Lease Term. Each extended Term shall be upon the same terms, covenants, and conditions as provided in this Lease, with the rent and any additional rent during any extended Term to be adjusted in accordance with the Terms of this Lease.

37 - ENVIRONMENTAL COMPLIANCE.

(a)           Tenant’s Responsibility. Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically active or other hazardous substances, or materials within the Premises. Tenant shall not knowingly allow the storage or use of such substances or materials on or about the Premises in any manner not sanctioned by law or not in compliance with the highest standards prevailing in the industry for the storage and use of such substances or materials, nor allow to be brought onto or about the Premises any such materials or substances except to use in the ordinary course of Tenant’s business, and then only after written notice is given to Landlord of the identity of such substances or materials. Tenant covenants and agrees that the Premises will at all times during its use or occupancy thereof be kept and maintained so as to comply with all now existing or hereafter enacted or issued statutes, laws, rules, ordinances, orders, permits and regulations of all state, federal, local and other governmental and regulatory authorities, agencies and bodies applicable to the Premises, pertaining to environmental matters or regulating, prohibiting or otherwise having to do with asbestos and all other toxic, radioactive, or hazardous wastes or material including, but not limited to, the Federal Clean Air Act, the Federal Water Pollution Control Act, and the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as from time to time amended (all hereafter collectively called “Laws”).

(b)           Tenant’s Liability. Tenant shall hold Landlord and Landlord’s mortgagee (“Mortgagee”), if any, free, harmless, and indemnified from any penalty, fine, claim, demand, liability, cost, or charge whatsoever which Landlord or Mortgagee shall incur, or which Landlord or Mortgagee would otherwise incur, by reason of Tenant’s failure to comply with this Section 37 including, but not limited to: (i) the cost of bringing the Premises or related building into compliance with all Laws and in a non-contaminated state, the same condition as prior to the lease commencement date; (ii) the reasonable cost of all appropriate tests and examinations of the Premises to confirm that the Premises and any other contaminated areas have been brought into compliance with all Laws; and (iii) the reasonable fees and expenses of Landlord’s attorneys, engineers, and consultants incurred by Landlord and Mortgagee in enforcing and confirming compliance with this Section 37.

(c)           Property. For the purposes of this Section 37, the Premises shall include the related building; all improvements thereon; all personal property used in connection with the Premises (including that owned by Tenant); and the soil, ground water, and surface water of the related building.

(d)           Inspections by Landlord. Landlord and its engineers, technicians, and consultants (collectively the “Auditors”) may, from time to time as reasonably appropriate, conduct periodic tests and examinations (“Audits”) of the Premises to confirm and monitor Tenant’s compliance with this Section 37. Such Audits shall be conducted in such a manner as to minimize the interference with Tenant’s permitted use hereunder; however in all cases, the Audits shall be of such nature and scope as shall be reasonably required by then existing technology to confirm Tenant’s compliance with this Section 37. Tenant shall fully cooperate with Landlord and its Auditors in the conduct of such Audits. The cost of such Audits shall be paid by Landlord unless an Audit shall disclose a material failure of Tenant to comply with this Section 37, in which case, the cost of such Audit, and the cost of all subsequent Audits

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made during the lease term and within thirty (30) days thereafter (not to exceed two (2) such Audits per calendar year), shall be paid for on demand by Tenant.

(e)           Exclusions. Provided, however, the foregoing covenants and undertakings of Tenant contained in this Section 37 shall not apply to any condition or matter constituting a violation of any Law: (i) which existed prior to the commencement of Tenant’s use or occupancy of the Premises; (ii) which was not caused, in whole or in part, by Tenant or Tenant’s agents, employees, officers, partners, contractors or invitees; or (iii) to the extent such violation is caused by, or results from the acts or neglects of Landlord or Landlord’s agents, employees, officers, partners, contractors, guests, or invitees.

(f)            Tenant’s Liability After Termination of Lease. The covenants contained in this Section 37 shall survive the expiration or termination of this Lease, and shall continue for so long as Landlord and its successors and assigns may be subject to any expense, liability, charge, penalty, or obligation against which Tenant has agreed to indemnify Landlord under this Section 37.

38- ADDENDUM.

(a) Exhibit “A”, “Rules and Regulations”, as per Paragraph 27 hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement of Lease to be executed as to the day and year first above written.

Signed, and delivered in	“LANDLORD”
in the presence of:
SUSI, LLC, a Florida limited liability company

	By:	/s/ Roger Susi
Printed Name:		Roger Susi, Managing Member

Printed Name:

“TENANT”

Iradimed Corporation

	By:	/s/ James B. Hawkins
Printed Name:	Printed Name:	James B. Hawkins
	Title:	Chairman

Printed Name:

“GUARANTORS”

None

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EXHIBIT “A”

RULES AND REGULATIONS

In an effort to protect and maintain the integrity of the 1025 Willa Springs Drive building (the “Building”), the following are the Rules and Regulations of the Building in accordance with Paragraph 27 of the Lease Agreement.

1. Tenant agrees not to operate or install any coin or token vending machine or similar device for the sale of any goods, wares, merchandise, or services, other than pay telephones, pay lockers, food candy, or soft drinks, without the prior written consent of the Landlord.

2. To further protect the quality and appearance of the Building, Tenant shall maintain its store front in a neat, clean and orderly manner.

3. Televisions, stereos, radios or other devices may be used within the confines of Tenant’s lease space, but in such a manner so as not to be heard or seen outside of its space.

4. Tenant agrees not to use any sidewalk, walkway or any common areas of the building for the keeping or display of advertising, and/or sales of any merchandise or any objects including, but not by the way of limitation, the use of any of the foregoing for any newsstand, cigarette stand, sidewalk shop, or any business, occupation or undertaking. The sidewalk, entrances, passages, courts, vestibules, corridors and halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress and egress to and from the respective stores. The Tenant shall not engage in or permit or promote any of the following activities in the Premises: loudspeakers audible from outside; and, auctions, fire, bankruptcy or “going out of business” sales.

5. Any advertisement conducted by the Tenant shall be compatible with the public image desired for the building and tenets use, as approved by Landloard.

6. Generally, the Tenant shall accept deliveries through any door leading into Tenant’s place of business and in doing so, shall consider the interests of the Landlord and accept said deliveries at a place and in a manner so as to cause a minimum amount of interference, if any, to the Landlord in its operation of the Building.

7. In the interest of safety for occupants and the Building, no articles deemed hazardous on account of fire or explosion shall be brought into the Building.

8. Tenant and Tenant’s employees shall place all garbage and refuse in the designated dumpster. It is required that prior to placing of garbage and refuse in designated containers that it be placed in plastic bags and fastened closed and that all boxes and/or other cardboard containers be broken down before placing in designated containers.

9. Tenant, Tenant’s employees and agents, shall park their automobiles only in areas as designated and marked. If Tenant or its employees shall fail to park their cars in the designated parking areas, then, without limiting any other remedy which Landlord may pursue in the event of Tenant’s default, Landlord shall have the right to charge Tenant, an additional rental, the sum of twenty-five dollars ($25.00) per day per car parked in violation of the provisions of these parking requirements.

TENANT:	/s/ James B Hawkins	BY:	James B. Hawkins

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